Exhibit 16.1


                          [BDO Siedman, LLP letterhead]


                                                                   April 8, 2003

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have been furnished with copies of the response to Item 4 of Form 8-K for the event that occurred on April 2, 2003, to be filed by our former client, Cedric Kushner Promotions, Inc. We agree with the statements made in response to that
Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP